Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52958) of our report dated January 13, 1997, with respect to the consolidated financial statements of Lilly Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
Indianapolis, Indiana
July 28, 1997